EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT



THE NEW YORK TIMES COMPANY:

    We consent to the incorporation by reference in Registration Statements No. 2-91826, 33-31538, 33-43210, 33-43211, 33-50461, 33-50465, 33-50457, 33-50467,
33-50459 and 33-56219 on Forms S-8 and in Registration Statement No. 33-57403 on Form S-3 of our report dated February 7, 1996, appearing in this Annual Report on Form 10-K of The New York Times Company (the "Company") for the year ended December 31, 1995.

    We also consent to the Company extending the reference to us under the heading "Experts" in Registration Statements No. 33-31538, No. 2-91826 and No. 33-57403 to comprehend our report, dated February 7, 1996, on the consolidated balance sheets of the Company as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 included in the aforementioned Form 10-K.



DELOITTE & TOUCHE LLP

New York, New York
March 11, 1996